July 8, 1997


VIA FACSIMILE (202-942-9531) AND EDGAR


Securities and Exchange Commission
Attn:  Nancy Oremland
450 Fifth Street, N.W.
Washington, D.C. 20549

         Quality Semiconductor, Inc.
         File Number 333-30189
         Registration Statement on Form S-3

Dear Ms. Oremland:

     Quality Semiconductor, Inc. hereby requests that the Commission take appropriate action to make the above-captioned Registration Statement effective at 5:00 p.m. Eastern Time on July 8, 1997 or as soon thereafter as possible.

                           Sincerely,

                           QUALITY SEMICONDUCTOR, INC.


                           By: /s/ John P. Goldsberry
                           -----------------------------------
                           John P. Goldsberry, Vice President, Finance
                           and Chief Financial Officer